Form C

Cover Page

Name of issuer:

Magic Instruments, Inc.

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: DE

Date of organization: 11/8/2012

Physical address of issuer:

2673A Mission St
San Francisco CA 94110

Website of issuer:

http://www.magicinstruments.com/

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

3.0% of the offering amount upon a successful fundraise.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

No

Type of security offered:

- ☐ Common Stock
- ☐ Preferred Stock
- ☐ Debt
- ☑ Other

If Other, describe the security offered:

Simple Agreement for Future Equity (SAFE)

Target number of securities to be offered:

50,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $50,000; interests will be sold in increments of $1; each investment is convertible to one share of stock as described under Item 13.

Target offering amount:

$50,000.00

Oversubscriptions accepted:

- ☑ Yes
- ☐ No

If yes, disclose how oversubscriptions will be allocated:

- ☐ Pro-rata basis
- ☐ First-come, first-served basis
- ☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$1,000,000.00

Deadline to reach the target offering amount:

12/21/2016

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

6

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$22,365.00	$700.00
Cash & Cash Equivalents:	$1,002.00	$700.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$0.00	$8,965.00
Long-term Debt:	$0.00	$0.00
Revenues/Sales:	$0.00	$0.00
Cost of Goods Sold:	$0.00	$0.00
Taxes Paid:	($1,622.00)	$0.00
Net Income:	($45,992.00)	($8,965.00)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Magic Instruments, Inc.

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

INSTRUCTION TO QUESTION 2: If any of these statements are not true, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding? ☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Mark Liebman	CTO	Magic Instruments	2014
Brian Fan	CEO	Magic Instruments	2014

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Mark Liebman	CTO	2014
Mark Liebman	Secretary	2014
Brian Fan	CEO	2014
Brian Fan	President	2014
Brian Fan	Treasurer	2014

For three years of business experience, refer to Appendix D: Director & Officer Work History.

INSTRUCTION TO QUESTION 5: For purposes of this Question 5, the term officer means a president, vice president, secretary, treasurer or principal financial officer, comptroller or principal accounting officer, and Anyperson routinely performing similar functions.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Mark Liebman	2,800,000 common shares	28.64
Brian Fan	4,200,000 common shares	47.81

INSTRUCTION TO QUESTION 6: The above information must be provided as of a date that is no more than 120 days prior to the date of filing of this offering statement.

To calculate total voting power, include all securities for which the person directly or indirectly has or shares the voting power, which includes the power to vote or to direct the voting of such securities. If the person has the right to acquire voting power of such securities within 60 days, including through the exercise of any option, warrant or right, the conversion of a security, or other arrangement, or if securities are held by a member of the family, through corporations or partnerships, or otherwise in a manner that would allow a person to direct or control the voting of the securities (or share in such direction or control — as, for example, a co-trustee) they should be included as being "beneficially owned." You should include an explanation of these circumstances in a footnote to the "Number of and Class of Securities Now Held." To calculate outstanding voting equity securities, assume all outstanding options are exercised and all outstanding convertible securities converted.

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

INSTRUCTION TO QUESTION 7: Wefunder will provide your company's Wefunder profile as an appendix (Appendix A) to the Form C in PDF format. The submission will include all Q&A items and "read more" links in an un-collapsed format. All videos will be transcribed.

This means that any information provided in your Wefunder profile will be provided to the SEC in response to this question. As a result, your company will be potentially liable for misstatements and omissions in your profile under the Securities Act of 1933, which requires you to provide material information related to your business and anticipated business plan. Please review your Wefunder profile carefully to ensure it provides all material information, is not false or misleading, and does not omit any information that would cause the information included to be false or misleading.

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

Magic Instruments, Inc. is an early stage technology startup that is dependent on raising additional capital to develop, manufacture, distribute and market its products. There is no guarantee that we will be able to raise sufficient additional funding, and if we cannot do so, our ability to successfully launch our first product, and/or continue as a going concern may be adversely affected.

We have not yet launched our first product, a digital guitar, and companion mobile app(s). Although we have conducted substantial user research and successfully run a pre-order campaign on Indiegogo which indicates market demand for our product, the success of our first product may depend on a number of factors including: anticipating and addressing consumer preferences and demand, effectiveness reaching potential new customers and cost-effectively converting them into purchasers, effective forecasting and management of product demand, purchase commitments, and inventory levels, effective management of manufacturing and supply costs, and the quality of or defects in our products.

The development of our product and services is complex and costly. Problems in the design or quality of our products or services may have an adverse effect on our brand, business, financial condition, and operating results.

The market for musical instruments and music education is competitive, with multiple companies offering a variety of competitive products and services.

The easy-to-play music market has a many participants, including video games publishers, such as Activision (Guitar Hero), and Harmonix Music Systems (Rock Band). In addition, mobile app developers such as Smule offer products that enable musical beginners to make and play music. Guitar manufacturers such as Loog and Seagull offer easy-to-play guitars (with fewer strings than traditional guitars).

The music education market is also competitive. Established guitar learning competitors include Ubisoft (Rocksmith), Fretlight and Zivix (Jamstik). Video guitar lessons can be found on YouTube and other websites such as Justin Guitar. Learning mobile apps include Yousician, Uberchord, and JamPlay.

Our competitors and potential competitors may also be able to develop products or services that are equal or superior to ours, achieve greater market acceptance of their products and services, and increase sales by utilizing different distribution channels than we do. Some of our competitors may aggressively discount their products and services in order to gain market share, which could result in pricing pressures, reduced profit margins, lost market share, or a failure to grow market share for us. If we are not able to compete effectively against our current or potential competitors, our prospects, operating results, and financial condition could be adversely affected.

We will rely on a limited number of suppliers, contract manufacturers, and logistics providers. In particular, our first product will, for the foreseeable future, be manufactured by a single contract manufacturer in Asia. Our reliance on a sole contract manufacturer increases our risks since we will not have any alternative or replacement manufacturers. In the event of an interruption from our contract manufacturer, we may not be able to develop alternate or secondary sources without incurring material additional costs and substantial delays. Furthermore, these risks could materially and adversely affect our business if our contract manufacturer is impacted by a natural disaster or other interruption at a particular location. In addition, some of our suppliers, contract manufacturers, and logistics providers may have more established relationships with our competitors and potential competitors, and as a result of such relationships, such suppliers, contract manufacturers, and logistics providers may choose to limit or terminate their relationship with us. Accordingly, a loss of any key supplier, contract manufacturer, or logistics provider could adversely impact our revenue and operating results

We have limited control over our suppliers, contract manufacturers, and logistics providers, including aspects of their specific manufacturing processes and their labor, environmental, or other practices, which subjects us to significant risks, including the following:

- inability to manufacture our products at the right level of quality;
- reduced control over delivery timing and product reliability;
- reduced ability to oversee the manufacturing process and components used in our products;
- inability to satisfy demand for our products;
- reduced ability to monitor compliance with our product manufacturing specifications;
- reduced ability to develop comprehensive manufacturing specifications that take into account materials shortages, materials substitutions, and variance in the manufacturing capabilities of our third-party contract manufacturers;
- price increases;
- the failure of a key supplier, contract manufacturer, or logistics provider to perform its obligations to us for technical, market, or other reasons;
- difficulties in establishing additional contract manufacturing relationships if we
experience difficulties with our existing contract manufacturer;
- shortages of materials or components;
- misappropriation of our intellectual property;
- exposure to natural catastrophes, political unrest, terrorism, labor disputes, and economic instability resulting in the disruption of trade from foreign countries in which our products are manufactured;
- changes in local economic conditions in countries where our suppliers, contract manufacturers, or logistics providers are located;
- the imposition of new laws and regulations, including those relating to labor conditions, quality and safety standards, imports, duties, taxes, and other charges on imports, as well as trade restrictions and restrictions on currency exchange or the transfer of funds; and
- insufficient warranties and indemnities on components supplied to our contract manufacturers.

If there are defects in the manufacture of our products by our contract manufacturers, we may face negative publicity, government investigations, and litigation and we may not be fully compensated by our contract manufacturers for any financial or other liability that we suffer as a result.

Many of the key components used to manufacture our products come from limited or sole sources of supply. Our contract manufacturers generally purchase these components on our behalf, subject to certain approved supplier lists, and we do not have any long-term arrangements with our suppliers. We are therefore subject to the risk of shortages and long lead times in the supply of these components and the risk that our suppliers discontinue or modify components used in our products. In addition, the lead times associated with certain components are lengthy and preclude rapid changes in quantities and delivery schedules. We have in the past experienced and may in the future experience component shortages, and the predictability of the availability of these components may be limited.

In the event of a component shortage or supply interruption from suppliers of these components, we may not be able to develop alternate sources in a timely manner. Developing alternate sources of supply for these components may be time-consuming, difficult, and costly and we may not be able to source these components on terms that are acceptable to us, or at all, which may undermine our ability to meet our requirements or to fill our orders in a timely manner. Any interruption or delay in the supply of any of these parts or components, or the inability to obtain these parts or components from alternate sources at acceptable prices and within a reasonable amount of time, would harm our ability to meet our scheduled product deliveries to our customers and users. This could harm our relationships with our channel partners and users and could cause delays in shipment of our products and adversely affect our operating results. In addition, increased component costs could result in lower gross margins. If we are unable to buy these components in quantities sufficient to meet our requirements on a timely basis, we will not be able to deliver products and services to our customers and users.

We collect, store, process, and use personal information and other user data, and we rely on third parties that are not directly under our control to do so as well.

Our users' data may include personal information such as names, addresses, phone numbers, email addresses, payment account information, age, musical ability, musical preferences, and data on music playing and learning.

Due to the volume and sensitivity of the personal information and data we manage and the nature of our products, the security features of our platform and information systems are critical. If our security measures, some of which are managed by third parties, are breached or fail, unauthorized persons may be able to obtain access to sensitive user data. If we or our third-party service providers, business partners, or third-party apps with which our users choose to share their Magic Instruments data were to experience a breach of systems compromising our users' sensitive data, our brand and reputation could be adversely affected, use of our products and services could decrease, and we could be exposed to a risk of loss, litigation, and regulatory proceedings. Depending on the nature of the information compromised, in the event of a data breach or other unauthorized access to our user data, we may also have obligations to notify users about the incident and we may need to provide some form of remedy, such as a subscription to a credit monitoring service, for the individuals affected by the incident. A growing number of legislative and regulatory bodies have adopted consumer notification requirements in the event of unauthorized access to or acquisition of certain types of personal data.

Such breach notification laws continue to evolve and may be inconsistent from one jurisdiction to another. Complying with these obligations could cause us to incur substantial costs and could increase negative publicity surrounding any incident that compromises user data. Our users may also accidentally disclose or lose control of their passwords, creating the perception that our systems are not secure against third-party access. Additionally, if third parties we work with, such as vendors or developers, violate applicable laws, agreements, or our policies, such violations may also put our users' information at risk and could in turn have an adverse effect on our business.

We will sell our products through retailers and distributors and depend on these third-parties to sell and market our products to consumers. Any changes to our current mix of retailers and distributors could adversely affect our gross margin and could negatively affect both our brand image and our reputation. Our sales depend, in part, on retailers adequately displaying our products, including providing attractive space and point of purchase, or POP, displays in their stores, and training their sales personnel to sell our products. If our retailers and distributors are not successful in selling our products, our revenue would decrease and we could experience lower gross margin due to product returns or price protection claims. Our retailers also often offer products and services of our competitors in their stores. In addition, our success in expanding and entering into new markets internationally will depend on our ability to establish relationships with new retailers and distributors. We also sell and will need to continue to expand our sales through online retailers, such as Amazon.com. If we do not maintain our relationship with existing retailers and distributors or develop relationships with new retailers and distributors our ability to sell our products and services could be adversely affected and our business may be harmed.

INSTRUCTION TO QUESTION 8: Avoid generalized statements and include only those factors that are unique to the issuer. Discussion should be tailored to the issuer's business and the offering and should not repeat the factors addressed in the legends set forth above. No specific number of risk factors is required to be identified.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The purpose of this offering is to raise funds for our general business operations, as described in the "use of proceeds" section below.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$50,000**

Use of Proceeds: We will use the funding to pay a portion of the cost of the injection molding and stamping tools for manufacturing. As our guitar is a large product, the molds are large and costly. The estimated cost of the molding tools is approximately $250,000.

If we raise: **$250,000**

Use of Proceeds: We will use the additional funding to pay for the full cost of the injection molding tools.

If we raise: **$500,000**

Use of Proceeds: We will use the additional funding to pay for the music publishing licenses and associated legal costs so that we can have a vast catalog of thousands of popular songs on our mobile app song catalog. The publishing advances and associated legal costs are approximately $250,000.

If we raise: **$750,000**

Use of Proceeds: We will use the additional funding to expand the team. We would like to hire one additional software engineer and one marketing staff to 1) accelerate our mobile app development, and 2) generate increased awareness of Magic Instruments.

If we raise: **$1,000,000**

Use of Proceeds: We will use the additional funding for working capital, to build our finished goods inventory for distribution and sales.

INSTRUCTION TO QUESTION 10: An issuer must provide a reasonably detailed description of any intended use of proceeds, such that investors are provided with an adequate amount of information to understand how the offering proceeds will be used. If an issuer has identified a range of possible uses, the issuer should identify and describe each probable use and the factors the issuer may consider in allocating proceeds among the potential uses. If the issuer will accept proceeds in excess of the target offering amount, the issuer must describe the purpose, method for allocating oversubscriptions, and intended use of the excess proceeds with similar specificity. Please include all potential uses of the proceeds of the offering, including any that may apply only in the case of oversubcriptions. If you do not do so, you may later be required to amend your Form C. Wefunder is not responsible for any failure by you to describe a potential use of offering proceeds.

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor will typically be automatically accepted for an investment in the Company within a few minutes. At this point, the Investor will be emailed a pdf version of the Investment Agreement signed by the Investor and the Company, as well as a confirmation of the commitment. This information will also be available on the Investor's "My Investments" screen on the wefunder.com website.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. All investments will be in book entry form. This means that the Investor will not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement

again. The Investment Agreement will also be available on the "My Investments" screen.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

<u>An Investor's right to cancel.</u> An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the Investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the Investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each Investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 480 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 480 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

To view a copy of the SAFE you will purchase, please see Appendix B, Investor Contracts. The main terms of the SAFEs are provided below.

The SAFEs. We are offering securities in the form of a Simple Agreement for Future Equity ("SAFE"), which provides Investors the right to **preferred stock** in the Company ("**Preferred Stock**"), when and if the Company sponsors an equity offering that involves **Preferred Stock**, on the standard terms offered to other Investors.

Conversion to Preferred Equity. Based on our SAFEs, when we engage in an offering of equity interests involving **Preferred Stock**, **Investors will receive a number of shares of Preferred Stock** calculated using the method that results in the greater number of **Preferred Stock**:

- (i) the total value of the Investor's investment, divided by the price of **Preferred Stock** issued to new Investors , or

- (ii) if the valuation for the company is more than **$12 million** (the "Valuation Cap"), the amount invested by the Investor divided by the quotient of (a) the Valuation Cap (**$12 million**) divided by (b) the total amount of the Company's capitalization at that time.

Additional Terms of the Valuation Cap. For purposes of option (ii) above, the Company's capitalization will be measured as all **shares of stock** outstanding at the time, not including any SAFEs or convertible notes, plus any **common stock** reserved and available for future grant under any equity incentive or similar plan of the Company or to be created or increased in connection with our equity offering at that time.

Investors who receive shares subject to the Valuation Cap will receive a per share liquidation preference and conversion price designed to provide protection against the price of the **Preferred Stock** being diluted to a value below the price per share at the time they receive **Preferred Stock**. This dilution would mainly occur due to the issuance of additional stock by the Company.

Investors who receive **Preferred Stock** subject to the Valuation Cap will also receive dividend rights.

Voting Rights. Investors who invest less than **$100,000** in the SAFEs will have no voting rights, including after they receive **Preferred Stock**. Instead, the Company's CEO will be provided a proxy to vote on the Investor's behalf.

Investors investing at least **$100,000** have standard voting rights in the Company once they receive **Preferred Stock**, if they are also "accredited investors" as defined in Regulation D under the Securities Act of 1933.

Private Sales for Major Investors. **Investors who invest at least $100,000 and are "accredited investors" will receive the right to purchase a pro-rata share of privately placed securities occurring after an equity offering covered by the SAFEs.**

Execution. Investors who invest less than **$100,000** will typically not execute transaction documents in order to receive Preferred Stock at the time of an applicable equity offering. Instead, a "Designated Lead Investor" will execute the documents for them, provided that the documents are consistent with the **Preferred Stock** received by new investors in the Company, modified, if applicable, based on the terms of the SAFE.

Liquidity Events. If the Company has an initial public offering or is acquired by, merged with, or otherwise taken over by another company or new owners prior to Investors in the SAFEs receiving **Preferred Stock**, Investors will receive, at their option, either

- (i) cash in the amount of their investment or
- (ii) shares of **common stock** equal to the amount invested by the Investor in the SAFEs divided by the quotient of (a) the Valuation Cap (**$12 million**) divided by (b) the number of outstanding shares of the Company's **common stock and Preferred Stock**, but excluding any shares of **common stock** reserved and available for future grant under any equity incentive or grant, SAFEs, and/or convertible promissory notes.

If there is not enough cash available to pay other holders of Preferred Stock and SAFE Investors who choose option (i), funds will be distributed first to other holders of **Preferred Stock** and then holders of the SAFEs on a pro-rata basis. Any remaining amounts will be paid in **common stock**. In this scenario, the amounts payable to SAFE Investors may be reduced under certain circumstances, such that Investors may not recoup part or all of their investment from the Company.

Termination of the Company. If the Company ceases operations, liquidates, dissolves, winds up or has its assets assigned to creditors prior to an issuance of securities involving **Preferred Stock**, the Company will pay first the other holders of existing **Preferred Stock**, based on the terms of the Company's certificate of incorporation, and then holders of the SAFEs. These payments will occur before any distributions to holders of common stock. If there are not sufficient Company assets to pay holders of the SAFEs the amount of their investments, as determined by the Company's board of directors, payments will be made on a pro-rata basis. In this case, Investors may not recoup part or all of their investment from the Company.

Repurchases. The SAFEs may be repurchased for their fair market value at any time. Fair value will be determined by an independent appraiser chosen by the Company. If, within three months after a repurchase, the Company offers equity that includes **Preferred Stock**, and the value received by Investors was less than the value of the shares they would have received in the equity offering, the Company will pay Investors the difference.

14. Do the securities offered have voting rights?

- ☐ Yes
- ☑ No

15. Are there any limitations on any voting or other rights identified above?

- ☑ Yes: No Voting Rights
- ☐ No

16. How may the terms of the securities being offered be modified?

Investors in SAFEs do not have voting rights (unless they invest over **$100,000** and are accredited investors) and cannot modify the terms of the SAFEs. Investors in the Company's other securities or investors in SAFEs that invest over **$100,000** and are accredited investors do have voting rights and may be able to modify the terms of the SAFEs.

The SAFE may be amended only upon the written consent of the Company and either (i) the "Designated Lead Investor" or (ii) the holders of a majority of interest. However, the Valuation Cap may not be amended by the Designated Lead Investor, and may only be amended upon the written consent of the Company and the holders of a majority of interest.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the oneyear period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights	Other Rights
Preferred Stock (list each class in order of preference):				
				No
Common Stock	10000000	9413412	Yes	No
Debt Securities				No
Other				
SAFE			No	No

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	443028
Options:	1552395
Other Rights:	

Describe any other rights:

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

No

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the shareholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the shareholders** may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The shareholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The shareholders have the right to redeem their securities at any time. **Shareholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The initial amount invested in a SAFE is determined by the investor, and we do not guarantee that the SAFE will be converted into any particular number of **shares of Preferred Stock**. As discussed in Question 13, when we engage in an offering of equity interests involving **Preferred Stock**, Investors may receive a number of shares of **Preferred Stock** calculated as either (i) the total value of the Investor's investment, divided by the price of the **Preferred Stock** being issued to new Investors, or (ii) if the valuation for the company is more than **$12 million**, the amount invested divided by the quotient of (a) the Valuation Cap (**$12 million**) divided by (b) the total amount of the Company's capitalization at that time.

Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the **Preferred Stock** that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our **board of directors**. Among the factors we may consider in determining the price of **Preferred Stock** are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our **stock (including both common stock and Preferred Stock)** that take into account, as applicable, factors such as the following:

- unrelated third party valuations;
- the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the marketability or lack thereof of the securities;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

Advance of $20,000 from the company to the founders to assist with basic living expenses (founders did not receive a salary in 2014 and 2015 while working full-time for Magic Instruments). No interest rate, no maturity date.

INSTRUCTION TO QUESTION 24: name the creditor, amount owed, interest rate, maturity date, and any other material terms.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
8/2015	Section 4(a)(2)	Priced Round	$75,000	General operations
1/2016	Section 4(a)(2)	SAFE	$915,000	General operations
1/2016	Section 4(a)(2)	Priced Round	$20,000	General operations
1/2016	Section 4(a)(2)	SAFE	$100,000	General operations
3/2016	Section 4(a)(2)	SAFE	$360,000	General operations
3/2016	Section 4(a)(2)	SAFE	$500,000	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

Advance of $20,000 from the company to the founders. To assist the founders with basic living expenses (founders did not receive a salary in 2014 and 2015 while working full-time for Magic Instruments), the company provided employee advances in the form of loans that will be repaid by the founders.

INSTRUCTIONS TO QUESTION 26: The term transaction includes, but is not limited to, any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships.

Beneficial ownership for purposes of paragraph (2) shall be determined as of a date that is no more than 120 days prior to the date of filing of this offering statement and using the same calculation described in Question 6 of this Question and Answer format.

The term "member of the family" includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the person, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

Compute the amount of a related party's interest in any transaction without regard to the amount of the profit or loss involved in the transaction. Where it is not practicable to state the approximate amount of the interest, disclose the approximate amount involved in the transaction.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Overview.

We design, manufacture and market electronic musical instruments and associated software applications. Our high-tech musical instruments and software are designed to enable people with little or no musical background to quickly make music, as well as learn to play traditional instruments.

Our first product is an easy-to-play digital guitar, with related accessories (guitar bag, strap, picks, etc.) and a companion mobile app. We are currently designing, prototyping and engineering the digital guitar, and expect to begin the manufacturing process in Q4 2016.

Magic Instruments, Inc. was founded in 2014 to develop easy-to-learn musical instruments. (Our predecessor company, CustomTravel.com, was founded in 2012 to offer online travel solutions. In its history, CustomTravel.com had no activities - no revenues, expenses, funding, debt, equity, or employees. CustomTravel.com was reorganized and amended to be Magic Instruments, Inc. in December 2014.)

In Q2 2016, Magic Instruments ran a crowdfunding campaign on Indiegogo. To date, we have pre-sold roughly 1,200 guitars, and have generated roughly $415,000 in backer pledges. We expect to ship and deliver guitars to our crowdfunding backers in Q1/Q2 2017.

Our main revenue sources will be: 1) sales of musical instruments, 2) sales of related accessories, and 3) mobile app subscription and in-app purchase revenue.

Our main cost drivers are: 1) COGS for our musical instruments and accessories, 2) fixed costs related to manufacturing (non-recurring engineering, tooling, etc.), 3) fixed costs related to software engineering for the mobile apps, 4) operating expenses (salaries, marketing, legal expenses, rent, etc.).

Key Milestones.

We have achieved the following key milestones in the development of our business:

- *March 2014*: CEO Brian Fan gets idea for easy-to-play digital guitar
- *August 2014*: MI Guitar first generation prototype completed
- *November 2014*: Mark Liebman joins as CTO and Co-Founder
- *April 2015*: MI Guitar 2nd generation prototype completed
- *July 2015*: Mobile app v1 completed
- *August 2015*: Magic Instruments enters Highway1, a hardware startup accelerator; raises $75,000 in funding from Highway1
- *November 2015*: Magic Instruments graduates from Highway1
- *December 2015*: Andrew Song joins as Director of Marketing and Co-Founder
- *January 2016:* Magic Instruments enters Y Combinator, a leading startup accelerator, and raises $120,000 in funding (from Y Combinator)
- *January 2016:* Magic Instruments raises $915,000 in funding
- *February 2016:* Ammunition Group, a leading San Francisco-based design studio, develops MI Guitar's industrial design
- *March 2016*: MI Guitar 3rd generation prototype completed; Mobile app v2 completed; Magic Instruments graduates from YC and raises an additional $860k in funding
- *September 2016:* MI Guitar 4th generation prototype completed
- *October 2016:* Developed "traditional guitar mode" in response to customer demand, MI guitar can now be played as a traditional guitar; Design for Manufacturing (DFM) completed

Anticipated Changes/Trends.

As an early-stage technology startup, we have experienced losses thus far in our limited operating history.

In 2016, we generated $400,000 in pre-sales from a 60-day crowdfunding campaign on Indiegogo, demonstrating initial consumer/market demand for our guitar.

In 2017, we expect to launch the MI Guitar in the Spring.

Cash Flow/Liquidity

Capital Resources
Magic Instruments has raised a total of $1,970,000 in investor funding, through several rounds.

Our first outside funding was $50,000 cash (plus $25,000 in services) from Highway1 Pacific, a hardware startup accelerator, raised on August 3, 2015.

Our second outside funding was $120,000 from Y Combinator, a leading startup accelerator, raised on January 4, 2016.

We have subsequently raised an additional $1,775,000 from outside investors, through a SAFE (Simple Agreement for Future Equity). This amount was raised over the months of January through March, 2016.

We have been spending the funding on:

Product development
- Mechanical engineering
- Electrical engineering
- Industrial design
- Prototyping

Marketing
- Online advertising
- Video production
- Branding strategy

- Marketing research
- Messaging
- PR
- Graphic Design

Legal

- Corporate
- Music licensing
- Manufacturing and supply chain

Operations

- Salaries & benefits
- Rent
- Equipment, including computer hardware and software

Net Cash

Net cash provided by operating activities for the year ending December 31, 2015 was $0.

We expect that the proceeds of this offering will improve our liquidity and provide additional operating and working capital for our Company. Although the proceeds of this offering are not necessary to the viability of our business, it will be integral to developing accelerating our timeline by enabling us to begin manufacturing, build organizational capacity, and build inventory.

INSTRUCTIONS TO QUESTION 28: The discussion must cover each year for which financial statements are provided. For issuers with no prior operating history, the discussion should focus on financial milestones and operational, liquidity and other challenges. For issuers with an operating history, the discussion should focus on whether historical results and cash flows are representative of what investors should expect in the future. Take into account the proceeds of the offering and any other known or pending sources of capital. Discuss how the proceeds from the offering will affect liquidity, whether receiving these funds and any other additional funds is necessary to the viability of the business, and how quickly the issuer anticipates using its available cash. Describe the other available sources of capital to the business, such as lines of credit or required contributions by shareholders. References to the issuer in this Question 28 and these instructions refer to the issuer and its predecessors, if any.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

- i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
- ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
- iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

- i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
- ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
- iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:

   A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No

   B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No

   C. engaging in savings association or credit union activities? ☐ Yes ☑ No

ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No

ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No

iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No

ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

INSTRUCTIONS TO QUESTION 30: Final order means a written directive or declaratory statement issued by a federal or state agency, described in Rule 503(a)(3) of Regulation Crowdfunding, under applicable statutory authority that provides for notice and an opportunity for hearing, which constitutes a final disposition or action by that federal or state agency.

No matters are required to be disclosed with respect to events relating to any affiliated issuer that occurred before the affiliation arose if the affiliated entity is not (i) in control of the issuer or (ii) under common control with the issuer by a third party that was in control of the affiliated entity at the time of such events.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

INSTRUCTIONS TO QUESTION 30: If information is presented to investors in a format, media or other means not able to be reflected in text or portable document format, the issuer should include:
(a) a description of the material content of such information;
(b) a description of the format in which such disclosure is presented; and
(c) in the case of disclosure in video, audio or other dynamic media or format, a transcript or description of such disclosure.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://www.magicinstruments.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;
2. the issuer has filed at least one annual report pursuant to Regulation Crowdfunding and has fewer than 300 holders of record and has total assets that do not exceed $10,000,000;
3. the issuer has filed at least three annual reports pursuant to Regulation Crowdfunding;
4. the issuer or another party repurchases all of the securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or (5) the issuer liquidates or dissolves its business in accordance with state law.

APPENDICES

CLOSING IN 7 DAYS
Invest until 11pm EST on Dec 21

INVEST IN MAGIC INSTRUMENTS

High-tech musical instruments that make music playing accessible to everyone

Magic Instruments is passionate about turning everyone on to playing music.

We design, manufacture and market high-tech musical instruments that entertain and educate users. Our instruments enable anyone, including people with little or no musical training, to express themselves by playing music, within minutes. We also provide a fun pathway for learning to play traditional instruments.

Brian Fan
CEO, MAGIC INSTRUMENTS

FOLLOW US FOR UPDATES · SHARE · TWEET



300 investors

$161,873 raised of $50K-$1M goal

$100 min · Wefunder Portal LLC

INVEST

Future Equity (SAFE)
$12M valuation cap
A SAFE gives you the right to future shares in Magic Instruments. If you invest, you're betting the company will be worth more than $12M in the future.
INVEST $100,000+ FOR VOTING & PRO-RATA RIGHTS

INVESTOR PERKS

$250+	Magic Instruments guitar picks
$500+	Magic Instruments t-shirt
$1,000+	Magic Instruments guitar strap
$2,500+	Magic Instruments guitar bag
$5,000+	One (1) Magic Instruments Guitar
$10,000+	One (1) Magic instruments Limited Edition Guitar (for investors only)
$25,000+	One (1) Magic instruments Limited Edition Guitar (for investors only), plus Magic Instruments headquarters visit (when investor is in San Francisco, CA)
$50,000+	Two (2) Magic instruments Limited Edition Guitars, plus Magic Instruments headquarters visit (when investor is in San Francisco, CA), plus dinner with the Magic Instruments founders

OUR AMBITION

Everyone wishes they could play music. But if you didn't start learning to play an instrument before the age of 14, chances are you never will. 90% of people trying to learn guitar quit in the first year. Not only is it hard to learn, it takes years of practice. In today's busy world, most people don't have a minute to spare.

We combine technology and tradition to create musical instruments that lower the barrier to playing music. We want to see more people making and playing music together!

KEY FACTS

- Generated $415K in pre-orders on Indiegogo. Pre-sold over 1,200 guitars.
- MI Guitar allows anyone to play music instantly and is a new, faster way to learn traditional guitar
- Raised just under $2 million in seed funding
- Graduate of Y Combinator, Winter 2016 class (world's #1 startup accelerator. Alumni include Airbnb, Dropbox, and Stripe.)
- Graduate of Highway1, Fall 2015 class (Premier hardware startup accelerator located in San Francisco.)

DOCUMENTS

Video Transcripts

magicinstruments.com *from San Francisco CA* Y COMBINATOR HARDWARE MUSIC TECH RETAIL

THE BUZZ ABOUT MAGIC INSTRUMENTS

For people who don't have the time to learn the guitar, Magic Instruments is the ultimate shortcut - you'll be strumming your favorite songs in minutes. For singers and non-guitar playing musicians, it's also a great tool for songwriting.

Matt Bellamy

Rock star, guitar legend, frontman of Muse, 2016 Grammy Winner for Best Rock Album

I was playing and singing 'Girls Just Wanna Have Fun' in less than 5 minutes. It is truly magic!

Yvette Nicole Brown

Actress, Singer, Comedian

The Magic Instruments guitar's strongest use is in music creation, especially for non-guitarists. Also as a producer, and especially when you have a key/scale established in a song, it makes trying other chords easy, fun and exploratory. This is definitely a songwriting asset.

Brad Dollar

Music Producer & Sonic Curator - Zoo Labs

...it was both totally fun and shockingly simple to use.

Liz Stinson

Reporter, WIRED Design (Wired.com)

What's special is how the device lets beginners refocus on self-expression and playing songs.

Josh Constine

Editor-At-Large, TechCrunch

The experience is, for lack of a better phrase, fun as hell.

Chris Velazco

Senior Mobile Editor, Engadget

Magic Instruments Replaces Traditional Guitar Strings With Buttons

October 11, 2016

The electronic guitar from magic instruments helps you learn how to play guitar.

The MI Guitar: Easy to Learn or Are You Cheating Your Way to a Guitar Experience?

August 1, 2016

According to Brian Fan, CEO and founder of Magic Instruments, only 12% of the population plays a musical instrument, but 80% of them wish they could. Liz Stinson over at Wired adds that most people who try to play the guitar end up quitting less

What 15 Entrepreneurs Learned From Their First Summer Jobs

July 7, 2016

Name: John Demartini Company: Founder of Demartini Institute Lesson: When I was 9, I asked my dad if I could do something around the house to earn some money so I could buy a new baseball, bat and glove.

MI Guitar by Magic Instruments - Design Milk

June 15, 2016

Remember a few years back when everyone - even your young-at-heart grandmother - was playing Guitar Hero? We're not sure how many of those play-by-numbers "guitarists" eventually graduated to strumming a real guitar, but looking back now it

Magic Instruments Rhythm Guitar lets anyone play guitar, regardless of skill

May 13, 2016

Have you always wanted to play guitar but never managed to pick it up? The Magic Instruments Rhythm Guitar lets anyone play, regardless of musical knowledge, and it's available for pre-order on Indiegogo now. The post Magic Instruments Rhythm Guitar

Magic Instruments Rhythm Guitar lets anyone play guitar, regardless of skill

May 13, 2016

Most anyone who listens to guitar-heavy music - whether it be electric or acoustic - has probably wanted to play guitar at one point or another. While plenty of people do learn, at least a little, it still isn't an easy process.

How to Crowdfund Your Album, Instrument or Anything Else

May 12, 2016

Electronic Musician - featuring gear reviews, audio tutorials, loops and samples

'Magic Instruments Guitar' Lets You Play Chords Using a Single Finger

May 5, 2016

The creator of the new Magic Instruments guitar says it can play anything a real guitar can, but without having to learn the fingerings of a real guitar. Adam Balkin filed the following report. This is not a guitar. Almost, but not quite.

Even N00bs Can Rock Out on Magic Instruments' New Guitar

April 27, 2016

I gave up trying to play the guitar when I was 12 years old. This was approximately two weeks after I started learning it. Truth be told, I never quite got to the "playing" stage of things; I realized quickly that playing the guitar was hard.

Magic Instruments Guitar Replaces Strings with Buttons: "Pick Up and Play Instantly" " Guitar Aficionado

April 27, 2016

Earlier this month, a company called Magic Instruments posted a link to their new product, the MI Guitar, to Facebook. It was accompanied by the slogan, "A new type of guitar that has guitarists scared." While we're not sure that's entirely accurate, the

Magic Instruments Guitar Replaces Strings with Buttons: "Pick Up and Play Instantly"

April 25, 2016

Earlier this month, a company called Magic Instruments posted a link to their new product, the MI Guitar, to Facebook. It was accompanied by the slogan, "A new type of guitar that has guitarists scared." While we're not sure that's entirely accurate, the

Play guitar like a rock god without bothering to learn - Techly

April 22, 2016

Ever wanted to learn to play the guitar without going through the hassle of, you know, learning to play the guitar? Well, a company called Magic Instruments (MI) has something of a solution. Instead of a traditional guitar with frets and strings, MI has

Learn to play guitar 'in minutes' by pushing Magic Instruments' buttons

April 21, 2016

It seems every other week, some plucky crowd-funded company is trying to make learning guitar easier, and the latest to join the callus-dodging crew is Magic Instruments, with its button-rammed MI Guitar.

Magic Instruments' Digital Guitar - Press A Button And Play A Chord

April 21, 2016

If you're looking for something new, fun and easy to create music whether at home with your family or with your friends, well this is for you...Magic Instruments lets you play your guitar with ease and comfort. Check out the product here!

Magic Instruments Guitar Destroys Indiegogo Goal in One Day

April 20, 2016

Electronic Musician - featuring gear reviews, audio tutorials, loops and samples

Magic Instruments launches 'digital rhythm' guitar

April 20, 2016

This month's Amsterdam Dance Event is lining up some tempting digital sessions, amid the wider DJ interviews and live events. YouTube is hosting a session on 'the future of music, videos and VR' which will explore...

This Digital Guitar From Magic Instruments Makes Playing Simple

April 20, 2016

San Francisco, CA -- April 19, 2016 --- Magic Instruments , the musical instrument company reinventing the way music is played, is excited to announce the presale launch of the Magic Instruments Rhythm Guitar - designed to allow anyone to

Digital Guitar Helps Amateurs Play Like Pros in Minutes

April 20, 2016

Learning to play a traditional guitar requires hundreds to thousands of hours if one wants to attain a level of proficiency and excellence with the instrument. A new digital guitar, however, is designed to help hopeful musicians or music lovers simply play

MI Guitar | Cool Material

April 20, 2016

Mastering Rock Band or Guitar Hero is possible in a series of very dedicated weekends, but learning how to play an actual guitar can take a lifetime. If you don't have a lifetime to spend practicing, but you have plenty of ideas just waiting to share



magic instruments x ammunition digitize the guitar to let anyone play

April 20, 2016

magic instruments x ammunition digitize the guitar to let anyone play magic instruments x ammunition digitize the guitar to let anyone play image courtesy of ammunition when it comes to playing a guitar, there are no real shortcuts to

Digital guitar makes striking the right chord as easy as pushing a button

April 20, 2016

The makers of the MI guitar say that the instrument will have you strumming along to your favorite songs in minutes. The body features guitar-like strings, but the neck is made up of rows of buttons, with chords sounding with a single button press.

The MI Guitar Allows You to Learn How to Play in Minutes

April 20, 2016

Ever wanted to learn how to play the guitar, but just can't find the time? Then Magic Instruments' new MI Guitar may just be for you. The innovative instrument features a reimagined fret board that allows virtually anyone to more conveniently play their

This futuristic guitar makes it possible to learn how to play in minutes

April 20, 2016

The lights dim on the stage, and the rocker steps out as the crowd starts to cheer. He plugs in his guitar, and gets ready to play his favorite song. As the cheers fade, he presses the buttons on his guitar and taps his way toward greatness.

Guitar Hero? Someone Invented A Guitar Without Strings, And It's Dividing Opinion...

April 20, 2016

The Rhythm Guitar has been dubbed complicated and emotionless by some of its critics. - Read more and find the latest music news at Radio X

Magic Instruments Archives -

April 20, 2016

RouteNote has since grown into a full digital media management service providing artists, labels and creators instant access to a large proportion of the online market. Onsite, artists, labels and creators can upload content to the RouteNote catalogue

Magic Instruments' digital guitar makes it easy for anyone to jam

April 19, 2016

Magic Instruments co-founder and CEO Brian Fan knows the pain of learning new instruments all too well. A Juilliard-trained pianist before starting his own company, he spent a stretch of his life trying to learn the guitar, only to put it down after

First Look: Magic Instruments aims to make anyone a guitar hero

April 19, 2016

Magic Instruments makes learning how to play guitar as simple as do-re-mi. Watch Caitlin go from zero to playing in just minutes.

First Look: Magic Instruments' rhythm guitar makes you sound like a pro with the push of a button

April 19, 2016

Not everyone is blessed with musical talent. But that's OK, because technology can make up for what we lack. I just tried out a digital guitar that made me feel like a virtuoso despite having no skills whatsoever.

From Ammunition, A Radically Redesigned Guitar That Anyone Can Pick Up And Play

April 19, 2016

The reason music games like Guitar Hero and Rock Band work is because they make it so easy to pick up an axe and shred. But as Internet spoilsports are quick to point out, there's a huge gulf between playing a video game guitar and actually being proficient

Press a button, play a chord on Magic Instruments' digital guitar

April 19, 2016

90% of people who try to learn guitar quit in the first year. So when Brian Fan wanted to start strumming out lullabies for his baby daughter, he reinvented the instrument itself. Suddenly, a single finger on a button could replace four on different strings, and

Magic Instruments' digital guitar makes it easy for anyone to jam

April 19, 2016

Now, here's the thing: It isn't meant to teach you how to play a real guitar. Some aspects of using the rhythm guitar, like strumming its six strings, can unintentionally help with your traditional playing. Still, there's plenty of hardware out there

This electronic guitar will let even the most musically-challenged learn to play

April 19, 2016

Some people are just not born to be musicians, but you can't blame us for at least trying to learn to play an instrument. For most adults, it immediately becomes clear that without hours of daily practice, there's little chance you'll ever get good.

Magic Instruments

April 19, 2016

Magic Instruments wants everyone to be able to play the guitar - without all the years of practice, study, and affinity for music....

Everyone Wants to Learn an Instrument

85% of US adults wish they had learned to play an instrument. Yet only 1 in 10 actually know how. We're making it easy for anyone to express themselves with music.

Magic Instruments is about giving everyone access to music. It is for all ages and anyone who ever had a pipe dream about someday being able to play guitar. MI Guitar is a new instrument to help everyone create and play music instantly, and it's here right now.

85% of Americans

Wish they had learned to play an instrument

12%
US Adults play an instrument

90%
Of those learning guitar quit in the first year

$7 Billion
Spent per year on instruments in the US

So We Designed a Guitar Anyone Can Learn

Beginners can actually play and sing along to their favorite songs in minutes

Like a traditional model, this guitar features strings for fingerpicking and strumming. But on the fretboard it has buttons that act just like strings. Pair it with our companion mobile app to just start playing or use the MI Guitar just like a traditional guitar with real chord finger positions. It scales perfectly from beginner to intermediate to advanced for singers and song writers alike.



Magic Mode / Traditional Mode

A single button press and a strum of the strings is all it takes to play your first song in Magic Mode. Switch to Traditional Mode to play with traditional guitar chord fingerings.

Mobile App

Our song catalog offers a vast library of well-known hits for playing and singing along instantly and provides a fun, easier way to learn traditional guitar.

Amazing Sound

A powerful built-in speaker with volume control can be set to play to a crowd or around a campfire. Choose from a range of on-board guitar sounds, from acoustics to electrics.

Metal Strings

Six velocity-sensitive strings can be strummed or picked for expressive sound. The best part? They never need to be tuned or changed.

We're Sold Out!

We just launched in April and cleared our Indiegogo goal by 753%

$416,000

Revenue to date

1,200

Guitar pre-orders sold

Designed for Both Beginners and Professional Musicians

Play and sing your favorite song with just a few minutes practice or use our software to learn advanced guitar techniques and music theory

We designed the MI Guitar to solve two important problems. First we train motor skills and muscle memory by abstracting the complexity of chords into simple buttons. We also built a companion app that educates users on music theory and how one strings together notes and chords.





We invited some beginners in to try the MI Guitar. Check out their progress after ~1 hour



"It helps you just make that leap immediately to learning, having fun and making stuff."



"This is the most amazing thing I've ever seen... I could do this all day."



"I'm a singer and I love music. Finally being able to play a guitar and actually sing, this is an awesome thing."

Even Grammy winners play and write songs on the MI Guitar

"For people who don't have the time to learn the guitar, Magic Instruments is the ultimate shortcut - you'll be strumming your favorite songs in minutes. For singers and non-guitar playing musicians, it's also great tool for songwriting."



Matthew Bellamy
LEAD GUITARIST OF MUSE / 2016 GRAMMY WINNER FOR BEST ROCK ALBUM

"The experience is, for lack of a better phrase, fun as hell."

Engadget
CHRIS VELAZCO, SENIOR EDITOR, MOBILE

"I have to admit it was both totally fun and shockingly simple to use."

Wired Magazine
LIZ STINSON, WRITER FOR WIRED DESIGN

Our Journey Since April Launch

We attended the world's foremost startup accelerator: Y Combinator (alumni include Airbnb, Dropbox, and Stripe). We also exceeded our Indiegogo goal by over 700%! Now we're focused on scaling production before expanding sales this coming Winter.

- **August 2014 — Prototype**
  CEO Brian Fan develops first Magic Instruments Guitar prototype.
- **July 2015 — Highway1 Accelerator**
  Magic Instruments accepted into Highway1, a leading hardware startup accelerator in San Francisco.
- **November 2015 — Y Combinator**
  Magic Instruments accepted into Y Combinator, a leading Silicon Valley startup accelerator. Other alumni include Dropbox, Airbnb, Stripe, Reddit, and Lendup.
- **January 2016 — Raised $1 million in pre-seed funding**
- **March 2016 — More Funding**
  Raised an additional $900k in pre-seed funding.
- **April-May 2016**
- **October 2016 — Winner MusicTech 2016**
  We won the San Francisco MusicTech 2016 Startup Competition.
- **October 2016 — Traditional Guitar Mode**
  This Fall we're building "traditional guitar mode" software to ensure MI Guitar is beneficial for players of all skill levels.
- **November 2016 — Asian Manufacturing**
  We need to scale up production from prototyping to a full production line. So we'll spend several weeks in Asia locking down production partners.
- **December 2016 — Expand Music Library**
  We need more popular songs! This winter we'll sign licensing agreements with music publishers to expand our library.
- **January 2017 — Production begins!**
- **March 2017 — Delivery!**
  We'll deliver initial units to Indiegogo backers before other online orders and eventually retail partners.

700%+ Indiegogo Campaign

Successful Indiegogo campaign, pre-sold 1,200 guitars, generated $415k revenues.

LET'S TEACH GUITAR TOGETHER!

Music is magic. It speaks without words, creates connections between strangers, and touches all human beings. Almost everyone wishes they could play a musical instrument, but only those lucky enough to learn as kids (and practice for years) can do so.

I was one of the lucky few. I started learning piano at the age of 5, and attended one of the world's top music schools, The Juilliard School, for 9 years. I can play just about anything on the piano, and have performed in concerts and played in rock bands. As a grownup, I wanted to learn guitar so I stand by my baby daughter's crib and play music to help her fall asleep. But like the rest of us, I failed. Not only was it hard to learn, but practice was no fun, and I realized I would never be able to practice 1-2 hours every day for years, like I did as a kid. In today's busy world, most people don't have a minute to spare!

I decided to incorporate technology into musical instruments to solve this problem, to make playing music accessible to everyone. Similar to how technology simplified photography from something highly technical and complex to something everyone can now enjoy, our guitar enables people to instantly enjoy the incredible delight of making music. Yet at the same time, we give those with more musical ambition a fun and easier way to develop traditional guitar mastery.

Only 12% of US adults play an instrument - but 85% wishes they had learned. The guitar is the #1 dream instrument. The market potential is massive, and global, because the desire to play music is shared by people in every country around the world.

Please join me and my co-founders Mark and Andrew on our journey, and help us with an investment.



Brian, Mark and Andrew

MEET THE FOUNDERS



Brian Fan

CEO

A lifelong musician, his business career has spanned technology, consumer marketing and finance, with roles at Microsoft, Expedia.com, P&G and Disney. Graduate of Juilliard and Wharton.



Mark Liebman

CTO

Has been making hardware and software for music, media, and computer graphics since he was a teenager for diverse clients such as Google, Federal Reserve, PARC, Pixar and National Geographic.



Andrew Song

Director of Marketing

Passionate about leveraging technology to democratize access to capital, technical careers, consumer products, and now music. Roles at Indiegogo and Massdrop.

AND THE REST OF THE TEAM



Dav Yaginuma

Advisor

VP Engineering at Shyp



Charles Huang

Advisor

Co-inventor of Guitar Hero ($2B revenue), sold to Activision for $150MM.



Mark Williams

Advisor

Sales executive, advisor & angel. Investments/exits: Flip Video (Cisco, '09), Anki (a16z, Index, JP Morgan), Kobo (Rakuten, '12), Family Wonder (SEGA, '00).



Elizabeth Cooper

Advisor

Experienced investor and capital resource executive currently a GP in two funds in the cleantech arena.



Andre Neumann-Loreck

Advisor

Founder and Principal of Ops On Tap. Big & small company experience. 4 startups.



Brendan Morrissey

Advisor

CEO & Co-founder at Netsertive



Chris Glaister

VP Hardware



Shivanshu Singh

RAISED $2,131,873 FROM 8+ INVESTORS

Amount	Date	Type
$75,000	August 2015	PRICED ROUND
$100,000	January 2016	SAFE
$20,000	January 2016	PRICED ROUND
$915,000	January 2016	SAFE
$500,000	March 2016	SAFE
$360,000	March 2016	SAFE

Y Combinator

American seed accelerator.

Highway 1

Premier hardware startup accelerator.

Ammunition Group

San Francisco-based design studio



Steven Song

Business Operations at Shift. Past: Biz Ops at Meraki and analyst at Oaktree Capital Management.



Lucy Zhang

Works at at Facebook. Founder at Beluga. Worked at Google.



Dav Yaginuma

VP Engineering at Shyp.

MORE INVESTORS

DETAILS

What problem do you solve?

– COLLAPSE ALL

So many people wish they could play music. Learning an instrument is really hard to do, and it takes a long time. To become an amateur level musician, it typically takes 2,000 hours of practice - an hour, every day, for over 5 years. In today's busy world, most people simply don't have a minute to spare. Furthermore, practicing is no fun - it is arduous, repetitive, uncomfortable and sometimes even painful. It's no surprise that, according to Fender, 90% of people learning guitar quit in the first year, and 90% of kids learning guitar quit in the first four months.

We're solving this problem by creating instruments that are accessible for people of any age and musical background. Even if you have very little or no musical background, our instruments are designed so that beginners can play right away, get instant gratification and feel the joy of making music. For those with greater musical ambition, we provide an innovative, fun and easier pathway for people to learn to play a traditional instrument.

How do your instruments make it so easy to play music, instantly?

For our first instrument, a digital guitar, we 1) simplify the physical skills required, and 2) simplify the musical knowledge required to play.
For beginners, the most difficult part of learning guitar is mastering chord fingerings, which takes countless hours of practice. Our guitar has buttons instead of strings, so it's gentler on your fingers. Our proprietary "magic mode" enables people to play entire chords using just one button, so all you need to know is which button to push to play the right chord.

The other difficult part of learning guitar is gaining the musical knowledge to know which chords to play for any given song. For example, a simple song might have four chords: C Major, F Major, G Major and A minor. A beginner has to learn what each chord means (and their fingerings) to play the song.

We enable people to play even if they don't have musical knowledge, by providing easy playing instructions for songs through our mobile app. You select the song you want to play (out of our catalog of thousands of songs), and the app displays the song lyrics, and the button number/location for the correct chords. As long as someone can find the right button on the fretboard (for example, the button on Fret 1, String 1 or Fret 3, String 2), they can play the right chords for the song.

We've tested our guitar on over a thousand users, and everyone - including people who have never learned music or touched a guitar before - has been able to play their first song within 5 minutes. Of course, there is still practice required to play well, with confidence and expressiveness. But instead of it taking dozens of hours of grueling practice to play your first song, it takes only minutes on the Magic Instruments guitar.

ASK A QUESTION

Type your question here...

ASK QUESTION

Jeff Ortakales Oct 26

I see that you haven't listed ChordBuddy as a potential competitor in the easy-to-play music market. Having not used it myself, I can't speak at all to its ease of use but for $45, it seems like a good option and it appears from a quick search that their sales are doing very well. How do you plan to compete with this product and what's the value that you can bring to the customer which ChordBuddy can't?



Brian Fan CEO FO[illegible] Oct 27

Jeff,

Thanks for your question.

While ChordBuddy only costs $45, it doesn't come with a guitar, which a user will have to purchase separately.

It's a simple plastic mechanical device that you clip onto your guitar, that enables you to play and learn 4 chords: G Major, C Major, D Major, and E minor. The number of songs you can play with just these four chords is extremely limited.

For example, you can't play "Hotel California" by the Eagles - of the 8 chords in the song, ChordBuddy can only play 3 of them.

In fact, the vast majority of pop, rock and country songs CANNOT be played on ChordBuddy.

In contrast, you can play and learn virtually ANY pop, rock or country song on Magic... ***[+ READ MORE]***

LIKE

Aaron Trahan Oct 20

What is your ideal price point to market? Once consumers buy the hardware, how do you plan on generating revenue? Is it through purchasing more music or a subscription music service?



Brian Fan CEO FO[illegible] Oct 20

Aaron,

Thanks for your question.

For our first product, our priority is to deliver a bona fide instrument that looks great, sounds great, and plays great. We haven't finalized the retail pricing yet, but it will likely be $399 or more. (The average guitar sold in the US in 2015 was over $400, and a quality student guitar costs around $300-350 at retail.)

For our second product, our priority is to deliver a more affordable product that is still high quality, so our target retail price will be $199.

Once consumers buy the hardware, if they want access to the song catalog (lyrics and chords), we will be providing a monthly subscription service (for $8.99/month) or a la carte sale of...

[+ READ MORE]

LIKE

MORE QUESTIONS

RISKS SPECIFIC TO MAGIC INSTRUMENTS

1. Magic Instruments, Inc. is an early stage technology startup that is dependent on raising additional capital to develop, manufacture, distribute and market its products. There is no guarantee that we will be able to raise sufficient additional funding, and if we cannot do so, our ability to successfully launch our first product, and/or continue as a going concern may be adversely affected.

2. We have not yet launched our first product, a digital guitar, and companion mobile app(s). Although we have conducted substantial user research and successfully run a pre-order campaign on Indiegogo which indicates market demand for our product, the success of our first product may depend on a number of factors including: anticipating and addressing consumer preferences and demand, effectiveness reaching potential new customers and cost-effectively converting them into purchasers, effective forecasting and management of product demand, purchase commitments, and inventory levels, effective management of manufacturing and supply costs, and the quality of or defects in our products.

The development of our product and services is complex and costly. Problems in the design or quality of our products or services may have an adverse effect on our brand, business, financial condition, and operating results.

3. The market for musical instruments and music education is competitive, with multiple companies offering a variety of competitive products and services.

The easy-to-play music market has a many participants, including video games publishers, such as Activision (Guitar Hero), and Harmonix Music Systems (Rock Band). In addition, mobile app developers such as Smule offer products that enable musical beginners to make and play music. Guitar manufacturers such as Loog and Seagull offer easy-to-play guitars (with fewer strings than traditional guitars).

The music education market is also competitive. Established guitar learning competitors include Ubisoft (Rocksmith), Fretlight and Zivix (Jamstik). Video guitar lessons can be found on YouTube and other websites such as Justin Guitar. Learning mobile apps include Yousician, Uberchord, and JamPlay.

Our competitors and potential competitors may also be able to develop products or services that are equal or superior to ours, achieve greater market acceptance of their products and services, and increase sales by utilizing different distribution channels than we do. Some of our competitors may aggressively discount their products and services in order to gain market share, which could result in pricing pressures, reduced profit margins, lost market share, or a failure to grow market share for us. If we are not able to compete effectively against our current or potential competitors, our prospects, operating results, and financial condition could be adversely affected.

4. We will rely on a limited number of suppliers, contract manufacturers, and logistics providers. In particular, our first product will, for the foreseeable future, be manufactured by a single contract manufacturer in Asia. Our reliance on a sole contract manufacturer increases our risks since we will not have any alternative or replacement manufacturers. In the event of an interruption from our contract manufacturer, we may not be able to develop alternate or secondary sources without incurring material additional costs and substantial delays. Furthermore, these risks could materially and adversely affect our business if our contract manufacturer is impacted by a natural disaster or other interruption at a particular location. In addition, some of our suppliers, contract manufacturers, and logistics providers may have more established relationships with our competitors and potential competitors, and as a result of such relationships, such suppliers, contract manufacturers, and logistics providers may choose to limit or terminate their relationship with us. Accordingly, a loss of any key supplier, contract manufacturer, or logistics provider could adversely impact our revenue and operating results

5. We have limited control over our suppliers, contract manufacturers, and logistics providers, including aspects of their specific manufacturing processes and their labor, environmental, or other practices, which subjects us to significant risks, including the following:

- inability to manufacture our products at the right level of quality;
- reduced control over delivery timing and product reliability;
- reduced ability to oversee the manufacturing process and components used in our products;
- inability to satisfy demand for our products;
- reduced ability to monitor compliance with our product manufacturing specifications;
- reduced ability to develop comprehensive manufacturing specifications that take into account materials shortages, materials substitutions, and variance in the manufacturing capabilities of our third-party contract manufacturers;
- price increases;
- the failure of a key supplier, contract manufacturer, or logistics provider to perform its obligations to us for technical, market, or other reasons;
- difficulties in establishing additional contract manufacturing relationships if we experience difficulties with our existing contract manufacturer;
- shortages of materials or components;
- misappropriation of our intellectual property;
- exposure to natural catastrophes, political unrest, terrorism, labor disputes, and economic instability resulting in the disruption of trade from foreign countries in which our products are manufactured;
- changes in local economic conditions in countries where our suppliers, contract manufacturers, or logistics providers are located;
- the imposition of new laws and regulations, including those relating to labor conditions, quality and safety standards, imports, duties, taxes, and other charges on imports, as well as trade restrictions and restrictions on currency exchange or the transfer of funds; and
- insufficient warranties and indemnities on components supplied to our contract manufacturers.

If there are defects in the manufacture of our products by our contract manufacturers, we may face negative publicity, government investigations, and litigation and we may not be fully compensated by our contract manufacturers for any financial or other liability that we suffer as a result.

6. Many of the key components used to manufacture our products come from limited or sole sources of supply. Our contract manufacturers generally purchase these components on our behalf, subject to certain approved supplier lists, and we do not have any long-term arrangements with our suppliers. We are therefore subject to the risk of shortages and long lead times in the supply of these components and the risk that our suppliers discontinue or modify components used in our products. In addition, the lead times associated with certain components are lengthy and preclude rapid changes in quantities and delivery schedules. We have in the past experienced and may in the future experience component shortages, and the predictability of the availability of these components may be limited.

In the event of a component shortage or supply interruption from suppliers of these components, we may not be able to develop alternate sources in a timely manner. Developing alternate sources of supply for these components may be time-consuming, difficult, and costly and we may not be able to source these components on terms that are acceptable to us, or at all, which may undermine our ability to meet our requirements or to fill our orders in a timely manner. Any interruption or delay in the supply of any of these parts or components, or the inability to obtain these parts or components from alternate sources at acceptable prices and within a reasonable amount of time, would harm our ability to meet our scheduled product deliveries to our customers and users. This could harm our relationships with our channel partners and users and could cause delays in shipment of our products and adversely affect our operating results. In addition, increased component costs could result in lower gross margins. If we are unable to buy these components in quantities sufficient to meet our requirements on a timely basis, we will not be able to deliver products and services to our customers and users.

7. We collect, store, process, and use personal information and other user data, and we rely on third parties that are not directly under our control to do so as well.

Our users' data may include personal information such as names, addresses, phone numbers, email addresses, payment account information, age, musical ability, musical preferences, and data on music playing and learning.

Due to the volume and sensitivity of the personal information and data we manage and the nature of our products, the security features of our platform and information systems are critical. If our security measures, some of which are managed by third parties, are breached or fail, unauthorized persons may be able to obtain access to sensitive user data. If we or our third-party service providers, business partners, or third-party apps with which our users choose to share their Magic Instruments data were to experience a breach of systems compromising our users' sensitive data, our brand and reputation could be adversely affected, use of our products and services could decrease, and we could be exposed to a risk of loss, litigation, and regulatory proceedings. Depending on the nature of the information compromised, in the event of a data breach or other unauthorized access to our user data, we may also have obligations to notify users about the incident and we may need to provide some form of remedy, such as a subscription to a credit monitoring service, for the individuals affected by the incident. A growing number of legislative and regulatory bodies have adopted consumer notification requirements in the event of unauthorized access to or acquisition of certain types of personal data.

Such breach notification laws continue to evolve and may be inconsistent from one jurisdiction to another. Complying with these obligations could cause us to incur substantial costs and could increase negative publicity surrounding any incident that compromises user data. Our users may also accidentally disclose or lose control of their passwords, creating the perception that our systems are not secure against third-party access. Additionally, if third parties we work with, such as vendors or developers, violate applicable laws, agreements, or our policies, such violations may also put our users' information at risk and could in turn have an adverse effect on our business.

8. We will sell our products through retailers and distributors and depend on these third-parties to sell and market our products to consumers. Any changes to our current mix of retailers and distributors could adversely affect our gross margin and could negatively affect both our brand image and our reputation. Our sales depend, in part, on retailers adequately displaying our products, including providing attractive space and point of purchase, or POP, displays in their stores, and training their sales personnel to sell our products. If our retailers and distributors are not successful in selling our products, our revenue would decrease and we could experience lower gross margin due to product returns or price protection claims. Our retailers also often offer products and services of our competitors in their stores. In addition, our success in expanding and entering into new markets internationally will depend on our ability to establish relationships with new retailers and distributors. We also sell and will need to continue to expand our sales through online retailers, such as Amazon.com. If we do not maintain our relationship with existing retailers and distributors or develop relationships with new retailers and distributors our ability to sell our products and services could be adversely affected and our business may be harmed.

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, and more.

THE FUNDING PORTAL

Magic Instruments is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

$100 min INVEST

Can I change my mind and get a refund?
How do I earn a return?
How is Wefunder compensated?
How do convertible notes work?
Have another question?



Brian Fan

CEO and Co-Founder at Magic Instruments, Inc.

San Francisco Bay Area | Consumer Electronics

Current: Magic Instruments, Inc.

Previous: Masdar (Abu Dhabi Future Energy Company), Cleantech Group, LLC, Olliance Group LLC

Education: University of Pennsylvania - The Wharton School

Send Brian InMail

500+ connections

https://www.linkedin.com/in/brianfan

Contact Info

Background

Summary

Startup entrepreneur, musician, technologist.

Experience

CEO and Co-founder
Magic Instruments, Inc.
January 2014 – Present (2 years 10 months) I San Francisco, CA

Magic Instruments is reinventing musical instruments. Our mission is to enable anyone, including people with little or no musical background, to play an instrument, instantly, and be musically expressive.

Alumni of Y Combinator's Winter 2016 batch, and Highway1's Fall 2015 cohort.

Leader of Data Analytics and Business Development Manager, New Ventures Unit
Masdar (Abu Dhabi Future Energy Company)
2011 – December 2013 (2 years) I Abu Dhabi, United Arab Emirates

Founder and leader of Masdar's data analytics initiative, starting late 2010 through current.

Our objective was to take Masdar's numerous data streams to gain greater insight into existing business operations, and to improve reporting, forecasting, and operating performance.

I led the data integration and automation effort, which included over 20 heterogeneous data streams from internal and external data owners, including:

- utility power and water meter data
- electricity, BTU and water consumption from Building Management Systems and >1,000 sub-meters
- power generation and other data from eight renewable energy power plants, including solar PV, CSP and wind
- electric vehicle usage and other transportation data
- infrastructure (chillers, wastewater plant)
- construction projects (materials usage (steel, cement, etc,), fuel consumption, waste)
- weather data (ambient temperature, wind speed, DNI, GHI, relative humidity)

I specified and designed the visual intelligence tools/executive dashboards to be developed for Masdar management, and managed external consultants and developers to develop the tools. I rolled out the dashboards to end-users and conducted user training, and provide ongoing support to users.

The benefits are new and greater insight into business performance, better reporting, and more accurate forecasting. We are currently working to transform this insight into superior operational and organizational effectiveness.

I also co-led Masdar's Strategic Partnerships function for the past two years. This involved deal origination, partner outreach and management, and deal negotiations with over two dozen companies. I also served as the Account Manager for Masdar's strategic partnership with GE.

Head of Research and Technology Roadmap, Masdar City

Masdar (Abu Dhabi Future Energy Company)

2009 – 2011 (2 years) | Abu Dhabi, UAE

Technology lead for Masdar's Business Development team. Responsibilities include originating technology deals, technical and financial due diligence, negotiating partnerships and internal investments, writing investment memos, obtaining Investment Committee and Board approvals, and managing implementations and partner relationships. Successful transactions include:

1. Siemens: technology lead on four-person transaction team that negotiated a strategic partnership with Siemens on smart grid/smart building technologies. Manage implementation of joint R&D activities. Member of Siemens-Masdar Technology Development Steering Committee.

2. Mitsubishi: technology lead on three-person team that negotiated partnership with MHI to co-develop transportation management software and deploy a fleet of EVs in Abu Dhabi.

3. C3: originated, negotiated and signed deal with C3 to co-develop a cleantech content module for C3's Energy Management software. Member of C3-Masdar Steering Committee.

Additional responsibilities include:

- Head of Masdar City's technology strategy and roadmap. Identified six focus areas: smart grid, green supply chain, lighting, cooling, transportation, and energy management software.

- Evaluate hundreds of cleantech companies and technologies each year, from university R&D to startups to enterprises.

- Strong knowledge of cleantech enterprise landscape through negotiations with GE, BASF, Schneider Electric, Dow Chemical, Philips, Johnson Controls, Ingersoll Rand, United Technologies, Lockheed Martin and many others.

- Regularly communicate with leading cleantech VCs on portfolio companies.

Additional roles include:
- Internal advisor to DB Masdar Clean Tech Fund
- Evaluate commercial potential of internal technology pilot projects
- Selection Committee Member for USD $4 Million Zayed Future Energy Prize
- Technology Program Advisor for World Future Energy Summit
- Speaker at cleantech / private equity conferences, including SuperReturn

▾ 1 recommendation

Craig Fitzpatrick
Software Development and IT Services

Brian is a visionary in the clean tech space. He is one of the rare people who has both depth and breadth of knowledge in seemingly every area of sustainable technology, and he is able to very effectively evaluate which technologies will work. In... View↓

Senior Director of Research

Cleantech Group, LLC

2007 – 2009 (2 years) | San Francisco, CA

- Led global research and data team in the US, Europe, China and India covering cleantech startup financings, technologies and government policies

- Provided investment and policy trend analysis to over 400 VC, PE, banking and enterprise clients

- Quoted in over 75 publications including WSJ, NYT, Bloomberg, Dow Jones, BBC, BusinessWeek and CNET.

- Speaking engagements included Solar Power International, Cleantech Finance, Summit, Water Finance & Investment Summit.

▾ 1 recommendation

John Balbach
Managing Partner, Adapt Capital

Brian has the rare capacity to master multiple industries at an expert level, while also forming and leading high performance teams managing or steering considerable assets. He generates real value across the value chain, including investors,... View↓

Senior Partner and CFO
Olliance Group LLC
2004 – 2007 (3 years) | Silicon Valley

- Led 12 consulting projects with enterprise clients including Intel, Microsoft, Adobe, Motorola, Nokia, NEC, Barclays Global Investors

- Led 15 consulting projects with VC-funded software startups including Jaspersoft, OpenLogic, Cape Clear, Colosa, Savvion, XAware.

Equity Research Analyst
The Cypress Funds, LLC
2001 – 2004 (3 years) | San Francisco Bay Area

- Originated long and short investment ideas in Technology, Consumer, Natural Resources and Biotech sectors

- Approved investments generated 34.3% annualized return and $5M profit, outperforming S&P by 11.6%

- Methodology was fundamentals-driven and value-oriented, through financial statement analysis, fundamental research, meetings with management, customers and competitors, quarterly earnings calls, and investor conferences

▾ 1 recommendation

Philip Treick
Portfolio Manager at Tocqueville Asset Management

Brian was one of the brightest analysts I have ever hired. View ↓

CEO and Co-Founder
Musicfans.com
1999 – 2001 (2 years) | San Francisco Bay Area

Internet music startup that acquired over 120 artist fan sites, totaling 5 million unique users at a user acquisition cost of 5% of the industry norm. At peak, fifth largest music network on the Internet.

Raised three rounds of financing totaling $5M, hired staff of 30 full-time employees and 120 contractors worldwide. Oversaw 120 acquisition deals.

Product Planner, Expedia.com
Microsoft
1996 – 1999 (3 years) | Redmond, WA

First ever Product Planner for Expedia.com, Microsoft's online travel website. Developed product roadmap for three product release cycles. Responsible for defining customer requirements through market research, conducting competitive analysis, and defining and prioritizing product features through the product development and QA process.

Worked closely with Program Management, QA and Product Marketing teams.

Oversaw the transformation of Expedia from a travel magazine model (similar to Conde Nast Traveler / Travel+Leisure magazines) to an online travel agent business model.

Retail Marketing and Merchandising
Walt Disney Company
1995 – 1996 (1 year)

Managed channel marketing and merchandise for Disney home videos, CD-ROMs and video games. Responsible for department store, bookstore and drugstore retail channels.

Brand Management
Procter & Gamble
1992 – 1994 (2 years)

Managed market-leading Pert Plus hair care brand in 6 Middle Eastern markets: Saudi Arabia, UAE, Kuwait, Oman, Bahrain and Qatar. Re-launched the 27-SKU product line with new product formulas, updated packaging, and new TV and print advertising campaign.

Skills

Top Skills

- 27 Start-ups
- 21 Cleantech
- 20 Strategic Partnerships
- 19 Venture Capital
- 13 Strategy
- 12 Business Development
- 10 Renewable Energy
- 9 Due Diligence
- 8 Mergers & Acquisitions
- 5 Sustainability

Brian also knows about...

- 4 Energy
- 4 Management
- 3 Investments
- 3 Market Research
- 3 Competitive Analysis
- 3 Product Development
- 3 Energy Efficiency
- 2 Management Consulting
- 2 Program Management
- 2 Leadership
- 1 Data Analytics
- 1 Big Data

Education

University of Pennsylvania - The Wharton School
B.Sc., Economics
1988 – 1992

Activities and Societies: Graduated with numerous honors: Joseph Wharton Scholar (academic honors), Benjamin Franklin Scholar (academic honors), Sol Feinstone Award (community service), Mortar Board Senior Honor Society.

The Juilliard School
Pre-College Division, Piano
1979 – 1988

Activities and Societies: Extensive studies in music theory, ear-training, music composition, chamber music, chorus. Performed in numerous recitals, auditions and concerts. Winner, 1984 Mozart Piano Concerto Competition.

Certifications

CFA Level 1
CFA Institute

Publications

Technology Innovation Report - Concentrated Solar Thermal Energy
Cleantech Group
October 31, 2008

An insightful industry report comparing the competing technologies and companies in the concentrated solar thermal energy sector, including additional analysis on the legislative environment, cost structure breakdowns, and key considerations for investors.

Recommendations

Received (3) Given (2)

Head of Research and Technology Roadmap, Masdar City
Masdar (Abu Dhabi Future Energy Company)



Craig Fitzpatrick
Software Development and IT Services

"Brian is a visionary in the clean tech space. He is one of the rare people who has both depth and breadth of knowledge in seemingly every area of sustainable technology, and he is able to very effectively evaluate which technologies will work. In addition to being extremely bright and charismatic, he's a great person - the kind of guy who makes everyone around him better.

March 27, 2012, Craig was with another company when working with Brian at Masdar (Abu Dhabi Future Energy Company)

Senior Director of Research
Cleantech Group, LLC



John Balbach
Managing Partner, Adapt Capital

"Brian has the rare capacity to master multiple industries at an expert level, while also forming and leading high performance teams managing or steering considerable assets. He generates real value across the value chain, including investors, operating companies and consumers, and within the leadership of an organization. He has my highest accolades.

August 13, 2013, John managed Brian at Cleantech Group, LLC

Equity Research Analyst
The Cypress Funds, LLC



Philip Treick
Portfolio Manager at Tocqueville Asset Management

"Brian was one of the brightest analysts I have ever hired.

April 20, 2016, Philip managed Brian at The Cypress Funds, LLC



Mark Liebman

Online Media, DSP/Embedded/Imaging and Media Technologist, Innovator, and Entrepreneur

San Francisco Bay Area | Computer Software

Current	Magic Instruments, Inc., Vividata LLC
Previous	Pictopia, Fotovision, AaHaa Media
Education	University of California, Berkeley

Send Mark InMail

442 connections

https://www.linkedin.com/in/markliebman

Contact Info

Background

Summary

A dynamic innovator and inventor, developing technologies, products and services that have helped to advance the arts, sciences, business, and entertainment. Veteran of multiple startups in B2B and B2C cloud/online image/media commerce, 3D graphics and ultra-quality photo image processing and delivery. Earlier work was in development of scanning hardware, digital image processing, and 3D graphics architecture, systems and applications.

Creative, analytical problem-solver, known for identifying challenges and opportunities and conceptualizing, forensic engineering, designing and implementing robust, reliable solutions that streamline operations and yield “Better, Faster, Easier, Economically Superior” bottom-line results.

Negotiated multimillion dollar deals as both a licensor and a licensee of technologies and content. Devised and implemented strategies for porting and OEM rebadging technologies for new markets. With deep technical knowledge, made improvements which multiplied capabilities for no added cost.

Private and public sector clients have included Google, Yahoo, Amazon, National Geographic, Ricoh, Lockheed Martin, Schlumberger, the U.S. Postal Service, U.S. Department of Defense: Naval Intelligence, DIA, NIMA/NGA, NSA; Pixar, Disney, and Dreamworks.

Experience in multiple startups and funding via bootstrapping and venture capital

I can be reached via mvcl@me.com or 510-290-7361

Experience

CTO and Co-Founder
Magic Instruments, Inc.
2014 – Present (2 years)

President, CEO, CTO

Vividata LLC

March 2012 – Present (4 years 8 months) | Berkeley, California

Vividata provdes Optical Character Recognition (aka OCR) software for Linux and Unix. The platform covers the range from small embedded processors in intelligent photocopiers, to intranet knowledge appliances, to servers powering software-as-a-service (SaaS) web apps on intranets or the internet, to "heavy iron" in large server farms. Developers and service providers are typical customers, and OEM licensees and defense/civic government organizations are some of the more significant accounts.

Technology Mastery:
• Photographic image processing for science, intelligence imaging, medical applications
• Document Imaging, Postscript and PDF viewing/rasterization
• Device drivers, applications, acceleration/performance tuning, ICC Color Management
• Linux/Unix, and Windows environments
• Support of developers, integrators, and customers

Vividata Technologies and Products have been integrated into numerous production applications:
• Disney and Dreamworks animation, The U.S. Federal Reserve, NSA, Google, Yahoo, Amazon, Bertelsmann AG, The Bank of NY, The National Bank of Mexico.
• Technology for OEM Licensees to embed in their products including Ricoh Corporation's eCabinet and multifunction Aficio intelligent copiers, Google Search Appliance, Yahoo Search Appliance.
• Worked with Lockheed Martin to Integrate Vividata OCR for the sorting of United States First Class letter mail with machine print addresses, resulting in such significant savings that the multimillion-dollar license fee was recouped in the first four months of operations.
• Created Universal Device Drivers that supported and optimized more than 200 scanners and over 1,200 printers, delivering optimal quality and resolution. Licensed and integrated a host resident, standards-compliant Postscript interpreter years before the clone market materialized. This product family helped vendors sell over $100M in hardware, services, and consumables to selected markets.
(See also: earlier Vividata experience, below.)

▾ 1 recommendation



John Furey
Founder, The MindTime Project

As hard as it sometimes is to hear the unvarnished truth about one's own business, it is the most valuable insight one can receive. Mark delivers highly perceptive insight into business models, products, technology and execution strategies. His... View↓

CTO Founder, President, CEO

Pictopia

January 2000 – March 2012 (12 years 3 months) | Emeryville, California

Pictopia was the first cloud computing, software-as-a-service (SaaS) total solution provider offering a revolutionary, turnkey and complete "photo commerce" solution for news organizations and major media brands to support consumer photo sales and pro licensed content fulfillment online.
• Solved a problem of "real pain," turning a negative into a huge positive.
• Created 1000+ online photography stores that grew exponentially year over year, with over $20M total revenues. Top year had revenue of $6M and profit of almost $1M.
• Negotiated and won exclusive content licenses with partners including National Geographic, Sports Illustrated, Major League Baseball (MLB), National Basketball Association (NBA), ESPN, Getty Images, Magnum, The George Eastman House, The National Archives in Washington DC, and hundreds of other news and media organizations across the U.S. and Canada.
• Online Pro-Lab services: served the most critical/demanding photographers as well as professionals in aerial photography, retail, engineering, and GIS applications. Served users needing prints of any size they specified from 8" x 10" to as large as 72" x 120", and provided secure digital asset management.
• International currency and sales tax/VAT support was implemented to support a worldwide audience.
• Provided image licensing and pricing systems to support sales to professional picture buyers and to consumers.
• Provided display, online order processing, printing, fulfillment, customer service, SEO and Social online marketing, storage, and royalty reporting.

▾ 11 recommendations, including:



Titus Levi
Visiting Scholar at Hong Kong Baptist U...

I've known Mark Liebman for almost all of my adult life; we met way back in 1981 at UC San Diego. We've lost track of each... View↓



Andrea Nylund
CauseTap

Mark is one of those rare individuals who can get to the root of a problem and immediately provide practical and creative... View↓

9 more recommendations↓

Advisor
Fotovision
January 2003 – March 2009 (6 years 3 months) | San Francsico/Berkeley

Fotovision was created in 2003 in the San Francisco Bay Area to nurture, educate and create a community for Social Documentary Photographers. Their mission was to nurture social documentary photographers and visual storytelling. Fotovision connected photographers to resources, organized classes and workshops, and featured world class talent at public book signings, lectures and events. The chief feature of this organization is that it consisted of artists and journalists helping other artists and journalists. Fotovision utilized a unique network of community partnerships to deliver workshops throughout the Bay Area and to draw on a rich community of highly accomplished and dedicated documentary photographers, printers, publishers, and arts administrators. We coordinated with other organizations such as Photo Alliance, SF Camerawork, UC Berkeley Center for Human Rights, Stanford University, POYi, Magnum, The Oakland Museum, the California Historical Society.

Advisor
AaHaa Media
2005 – 2008 (3 years)

I worked with the CEO and management team on new technologies for implementation of IPTV, EPG, and Mobile TV/streaming entertainment content delivery.

Founder, President and CEO
Vividata
October 1988 – January 2000 (11 years 4 months) | Berkeley, California

I started Vividata originally as a consultancy. The company's early projects included Fax Modem drivers for Nat Semi, SCSI embedded software, host OS device drivers for RGB Spectrum's video wall products, Viewgraphics' ultra-high-end workstation frame buffers, and a new camera board for a Ricoh document scanner.

About this time we began our own work on utility applications and SCSI device drivers for high speed document and color image scanners. This led us our making the company's first product, a system of universal scanner device drivers under a unified API. We called the package Vividrivers. It was licensed by Ricoh Corp. and sublicensed to over 200 software companies. As the developer base grew, we expanded to support to include the scanners of Fujitsu and several other companies.

Vividata created and launched a suite of fully integrated solutions for printing, scanning, image processing, enterprise fax, and optical character recognition, providing unprecedented quality, versatility, and user-focused engineering in both document imaging and photographic imaging.

Achieved numerous design wins and sales into programs and procurements, and licensing for inclusion into clients' software and hardware products, and SAAS/Cloud offerings.

Products solving real problems and enabling actual users:
• Developed highly innovative software products, FaxShop®, OCR Shop®, PShop®, ScanShop®, vividX™ and Vividrivers®, signaling the emergence of a new type of software company whose product development direction was driven by the imaging needs of extremely demanding, high profile clients.
• Licensed over 100,000 units worldwide to customers including the U.S. Government intelligence community, the U.S. Defense Department's command and control and mission planning functions, and worldwide/enterprise licenses to clients such as Sun Microsystems.

Vividata's business continued while I shifted my time to focus nearly exclusively on Pictopia.com. See Vividata in 2012 above

Sr. Software Engineer
Cubicomp
1987 – 1988 (1 year)

Developed drivers and applications for 3D computer animation and production for professionals in broadcast graphics, corporate multimedia, fine art, and engineering customers. In my projects I:
• Scratch built a software package to control over 40 pro and broadcast-grade video recorders including those from Sony, Ampex, Panasonic, JVC and Abekas. My software achieved the critical timing necessary for flawless animation to be recorded and played back.
• Conceived and then implemented the "RACE Board", a $20K add-in accelerator board. It made CG rendering 30X faster, and added ray tracing as a bonus. Several hundred RACE Boards were sold.
• Rearchitected and recoded a high-res filter-up software package, including auto-detection of an available RACE Board. The result was code which accelerated animation, running 400% to 3,000% faster. I implemented the first commercially-available Ray-Tracing rendering engine on this board.

▾ 1 recommendation



George Holmes
Animator at Holmes Animation

Mark Liebman is one of the true pioneers of art and technology in America. I first met Mark during my training as an animator at Cubicomp Corp. in Berkeley, and soon learned that it was his inventions which would make my life in computer graphics... View↓

Graphics Microcode Developer
Parallax Graphics
July 1986 – August 1987 (1 year 2 months) | Santa Clara, California

I created the range of graphics rendering microcode in a proprietary gate array microprocessor. The operations ranged from graphics primitives (points, lines, n-sided polygons) to 3D Z-buffer and Phong shading. This company's video display cards were the first to digitize and display live video in a window. Some other work included coding and maintaining both an assembler for the company's proprietary processors and an emulator which permitted us to do microcode development while the silicon was being made at the foundry. I presented the business case for the company to make an X Windows driver/port, achieving sales into previously untapped markets and applications.

Digital Systems Engineer
UC Berkeley
January 1985 – May 1986 (1 year 5 months) | Berkeley, California

Berkeley

I worked in the laboratory of the Nobel Laureate Dr. Donald Glaser, inventing, building and programming specialized computers for the lab's experiments to advance the state of knowledge about human visual perception. In my work I consulted with Dr. Glaser and his doctoral candidates and post-doctoral staff. The computers would present stimuli, collect responses from subjects, organize and deliver the data to the staff for their analysis.

Intern
Xerox PARC (Palo Alto Research Center
May 1984 – August 1984 (4 months) | Palo Alto, California

I worked to produce an audio editor and annotation tool for use on the lab's Cedar Mesa OS and Dorado personal graphics workstation. This was implemented using Voice over IP (VOIP) using the lab's custom audio interface and networking hardware which integrated ethernet and several other technologies which today are practically omnipresent and taken for granted.

Software Engineer
Hakansson Associates
December 1983 – August 1984 (9 months) | Berkeley, California

Joyce Hakansson was at the forefront of the theory and practice of making educational computer software activities and games for children. The company's software titles were made in cooperation with Activision and the Children's Television Workshop, producers of television's Sesame Street. I created a both the creative tools and the run-time playback software for music and graphics animation. These involved my inventing two intermediate languages and the run-time interpreters for the playing of event-synchronized music playback and graphics/sprite animations. These shipped in the company's line of educational computer games, embedded in ROM cartridges packaged for the Commodore 64 and 128 computers.

Software Engineer
Megatek
August 1981 – June 1982 (11 months) | San Diego, California

At Megatek my role was to develop 3D computer graphics applications to show off their 3D graphics terminals' capabilities. In making a demo program to process CFD data for oil exploration I figured out a way to double the number of short relative vectors the machine could display at one time with the change in programming a single PAL chip.

Software/Hardware Engineer
Laser Media Inc.
July 1979 – August 1980 (1 year 2 months) | Los Angeles, California

Laser Media specialized in making laser light shows for rock concerts, special events and movie special effects. I was responsible for all of the computer software and hardware, and interfaced with the power electronics, laser beam controls and modulators. The productions I worked on included the films Altered States and Cheech And Chong's Next Movie, the Broadway production of Peter Pan with Sandy Duncan, and the Captain EO attraction at Disneyland featuring Michael Jackson, concert tours, and TV specials including one with Ringo. The computers I built and programmed were both smaller embedded instruments and some much larger machines. My programming was in 8080/Z-80 Assembler.

Software Engineer
Dimetrics
December 1978 – June 1979 (7 months) | Greater Los Angeles Area

At this company which made robotic welding equipment for the nuclear power and aerospace industries, I worked under the lead engineer writing in 8085 assembler. My first project was to write the display panel module's firmware which included scan/multiplexing lines to read the keyboard and other switches-- while at the same time driving the LED numeric displays and other lamps and maintaining communication with the main control system.

Chief Engineer
Polaris Microsystems
January 1977 – December 1978 (2 years) | Greater Los Angeles Area

I managed a team of technicians who assembled the company's line of computers for pharmacies. I also supervised QA and wrote diagnostic programs for all of the components of the machines in Z-80 assembler.

Skills

Top Skills

- 15 Digital Media
- 14 Start-ups
- 10 Entrepreneurship
- 9 Business Development
- 8 Mobile Devices
- 7 Product Management
- 7 Video
- 7 Strategic Partnerships
- 6 Software Development
- 6 Program Management

Mark also knows about...

5 Social Media | 5 E-commerce | 3 Project Management | 3 Strategic Planning
3 OS X | 3 User Experience | 3 SEO | 2 HTML | 2 Photoshop
2 New Business Development | 2 Python | 2 WordPress | 1 Software
1 Hardware | 1 Sound | See 6+ >

Education

University of California, Berkeley
Electrical Engineering, Computer Science
1984 – 1986

University of California, San Diego
Computer Engineering, Math, Music, Cognitive Psychology
1980 – 1983

As an instructor

Spring 1983, UCSD: Introduction to Interactive Computer Graphics
Fall 1977, UCLA Extension: Electronic Music and Composers

Additional Info

- **Interests**

Fun with family, mountain and road biking, hiking, musical and illuminating gadgets with Arduino and ARM chips, synthesizers, and music making and listening. Eagle Scout

Honors & Awards

BSA Eagle Scout

Recommendations

Received (13) Given (6)

President, CEO, CTO
Vividata LLC



John Furey
Founder, The MindTime Project

“ As hard as it sometimes is to hear the unvarnished truth about one's own business, it is the most valuable insight one can receive. Mark delivers highly perceptive insight into business models, products, technology and execution strategies. His depth of experience, compassionate honesty and forthright manner are an invaluable asset to anyone wanting to REALLY know, whether... **more**

August 5, 2014, John was Mark's client

CTO Founder, President, CEO
Pictopia



Titus Levi
Visiting Scholar at Hong Kong Baptist University, MA Comm Programme

“ I've known Mark Liebman for almost all of my adult life; we met way back in 1981 at UC San Diego. We've lost track of each other once or twice over that 30+-year span, but we manage to reconnect.

It's not only been a long-running relationship, it's also been a deeply gratifying one.

Where to begin with unpacking the reasons for this? Should I say that Mark is one... **more**

March 16, 2014, Titus was with another company when working with Mark at Pictopia



Andrea Nylund
CauseTap

“ Mark is one of those rare individuals who can get to the root of a problem and immediately provide practical and creative solutions. He combines strong business pragmatism with technical capabilities that are unmatched.

April 22, 2012, Andrea was with another company when working with Mark at Pictopia



Melanie Light
Fine Arts Appraiser and Consultant

“ Mark is incredibly steady and graceful under a great deal of pressure. He has guided his company very successfully though the digital imaging industry is changing at lightspeed. He is also a humanitarian and has supported our organization very generously by supplying all our digital printing material because he believes that it is important to tell and record the great... **more**

September 2, 2008, Melanie was with another company when working with Mark at Pictopia



Sean Malone
iGM, Director eCommerce at Wingtip

“ Mark is incredibly intelligent, easy to work with and has built a really fantastic business.

February 23, 2008, Sean was Mark's client

See More

Groups



CUBICOMP Veterans
75 members
+ Join

Python Community
109,992 members
+ Join

UCSD Alumni - Com...
916 members
+ Join

Photography Profess...
11,957 members
+ Join



Bay Area Computer ...
339 members
+ Join

Hemp-EaZe hemp ro...
313 members
+ Join

GeekSessions
92 members
+ Join